Exhibit 10.1

SKYPORT

TOWER II

1650 TECHNOLOGY DRIVE

SAN JOSE, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

MAGMA DESIGN AUTOMATION, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of December 28, 2006, by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit F-1 (Form of Letter of Credit) and Exhibit G (Parking Agreement).

1. Basic Lease Information.

1.01	“Building” shall mean the building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II, in the project commonly known as Skyport. “Rentable Square Footage of the Building” is deemed to be 181,140 square feet.

1.02

“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 5th floor and known as Suite No. 500. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 23,722 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03	“Base Rent”:

Period	Monthly Base Rent
2/1/07 –1/31/08	$34,396.90
2/1/08 –1/31/09	$35,772.78
2/1/09 –1/31/10	$37,203.69
2/1/10 –1/31/11	$38,691.83
2/1/11 –10/31/11	$40,239.51

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $34,396.90 per month for the second full calendar month of the Term (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $34,396.90 (the “Abated Base Rent”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04	“Tenant’s Pro Rata Share”: 13.0959%.

Tenant’s Monthly Expense and Tax Payment: $23,484.78, which is Tenant’s Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes (as more fully described in, and subject to adjustment as described in, Exhibit B attached hereto). The first monthly installment of Tenant’s Monthly Expense and Tax Payment shall be due and payable upon execution and delivery of this Lease by Tenant. Landlord will not execute this Lease until it has received the Lease, executed by Tenant, accompanied by the first monthly installment of Tenant’s Monthly Expense and Tax Payment, the Security Deposit (as defined in Section 1.07 below), and the installment of Base Rent for the second full calendar month of the Term.

1.05	“Term”: A period of 57 months. Subject to Section 3, the Term shall commence on February 1, 2007 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on October 31, 2011 (the “Termination Date”).

1.06	Allowance(s): $355,830.00, as more fully described in Exhibit C.

1.07	“Security Deposit”: $200,000.00, as more fully described in Section 6.

1.08	“Guarantor(s)”: As of the date hereof, there are no Guarantors.

1.09	“Broker(s)”: Studley Inc.

1.10	“Permitted Use”: General office use.

Notwithstanding anything to the contrary in this Lease, Tenant shall not use or permit any portion of the Premises to be used as a health club or fitness center (other than such use limited exclusively to the employees of Tenant), or for the retail sale of nutritional products, active sportswear or exercise training gear, massage therapy, physical therapy or personal fitness training.

1.11	“Notice Address(es)”:

Landlord:	Tenant:
CA-SKYPORT I LIMITED PARTNERSHIP c/o Equity Office 1740 Technology Drive, Suite 150 San Jose, California 95110 Attention: Skyport Property Manager

Prior to the Commencement Date:

Magma Design Automation, Inc.

5460 Bay Front Plaza

Santa Clara, California 95054

Attention: General Counsel

From and after the Commencement Date:

Magma Design Automation, Inc.

1650 Technology Drive, Suite 500

San Jose, California 95110

Attention: General Counsel

with a copy to: Equity Office One Market Street, Spear Tower Suite 600 San Francisco, California 94105 Attn: Legal Department – San Jose	with a copy to: Magma Design Automation, Inc. 1650 Technology Drive, Suite 500 San Jose, California 95110 Attention: Director of Facilities

If any additional person listed above fails to receive a copy of the notice to Tenant, neither the validity nor the timeliness of the notice served on Tenant shall be affected thereby. If any additional person listed above fails to receive a copy of the notice to Landlord, neither the validity nor the timeliness of the notice served on Landlord shall be affected thereby.

1.12	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 6:00 a.m. to 6:00 p.m. on Business Days.

1.13	“Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.14	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2. Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3. Possession.

3.01 Intentionally omitted.

3.02 Subject to Landlord’s obligation, if any, to perform Landlord Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Notwithstanding anything to the contrary set forth herein, except to the extent caused by Tenant or any Tenant Related Parties (as defined in Section 13), the Base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems shall be in good and working order as of the date Landlord delivers possession of the Premises to Tenant. If the foregoing are not in good and working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense promptly, provided that Tenant has delivered written notice thereof to Landlord not later than 45 days following the date Landlord delivers possession of the Premises to Tenant. The cost of such repairs shall not be included in Tenant’s monthly Expense and Tax statement. Notwithstanding the foregoing, Tenant, and not Landlord, shall be responsible, at its cost, for any repairs and for the correction of any defects that arise out of or in connection with the specific nature of Tenant’s business, the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises created by or for Tenant which specifically results in such defect in the mechanical or electrical systems in the Premises. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the letter, within 30 days after the date of the letter shall be deemed an approval by Tenant of the statements contained therein. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which the Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. Tenant is permitted to take possession of the Premises before the Commencement Date, beginning on the date of full and final execution and delivery of this Lease by Tenant and Landlord. Such possession shall be subject to the terms and conditions of this Lease; provided, however, that except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any such days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements and installing furniture, equipment or other personal property.

4. Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the second full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 8% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5. Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9), provided Tenant is notified in writing of such other rules and regulations prior to their enforcement.

6. Security Deposit or Letter of Credit.

In accordance with the terms of Section 4 of Exhibit F, and in lieu of the Security Deposit, Tenant will deliver to Landlord, in accordance with the terms and conditions set forth therein, the Letter of Credit, as defined therein, in the face amount of $200,000.00. Tenant may substitute a cash Security Deposit during the Term for all or a part of the amount represented by the Letter of Credit by providing at least 30 days prior notice to Landlord, and by delivering thereafter both the substitute cash Security Deposit and an amended Letter of Credit (if Tenant is substituting a cash Security Deposit for only a portion of the amount represented by the Letter of Credit). At Landlord’s option, Landlord and Tenant shall enter into an amendment to this Lease memorializing the substitution of a cash Security Deposit for all or part of the amount represented by the Letter of Credit. If Tenant elects to provide a Security Deposit, such Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent, to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant’s Default as provided in Section 19. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7. Building Services.

7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories and any portions of the Premises plumbed as of the date of this Lease; (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service, reflecting Landlord’s actual costs of supplying such services, and providing such prior notice as is reasonably specified by Landlord. Landlord agrees that any increases in such charge for after-hours HVAC service shall be limited to increases in Landlord’s actual costs of supplying the after-hours HVAC services. For purposes of computing such actual costs, it shall be assumed, whether or not same is the case, that no other tenants in the Building are purchasing after-hours HVAC service during the same hours Tenant is purchasing such service; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property and customary for comparable office buildings in the San Jose, California area.

7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s). No surcharge beyond Landlord’s usual administrative expenses shall be included in Expenses with regard to dividing electrical costs between tenants of the Building.

7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8. Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) but excluding Tenant’s Property (as defined in Section 14) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant on or before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations, as such term is defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding anything to the contrary in this Section 8, Tenant shall not be required to remove any Cable if informed by Landlord that a new tenant to be taking possession of the Premises after the Termination Date wants to retain such Cable.

9. Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear, condemnation and casualty excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable, provided (i) such contractors are available at the same market rate as contractors serving in the same capacity for buildings comparable to the Building in the San Jose area, and (ii) no deposit, bond or other security shall be required with respect to such contractors. Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.

9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building, which include the public restrooms, and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor on which the Premises are located, up to the point at which such systems connect to the Premises; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior walls and windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld conditioned or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable; Landlord’s currently designated vertical Cable contractor is Summit Riser); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Notwithstanding the foregoing, Landlord shall not require Tenant to furnish security for performance if Tenant’s net worth as of the date of Tenant’s request from consent is equal to or greater than Tenant’s net worth as of the date of this Lease. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any actual sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. However, the foregoing shall not require Landlord to perform work after Building Service Hours unless Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work which exceeds the cost for such work which would have been incurred had it been performed during Building Service Hours.

11. Assignment and Subletting.

11.01 Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party (other than consultants, contractors or vendors engaged by Tenant in the ordinary course of its business) to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Notwithstanding the foregoing, if Landlord wrongfully and unreasonably withholds its consent to a proposed Transfer, Tenant shall be entitled to make a claim for foreseeable, direct and actual damages suffered by Tenant as a result thereof, but in no event shall Tenant be entitled to receive any consequential, special or indirect damages based upon such claim. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 10 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to terminate the Lease shall be null and void and of no force and effect. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer; or, in lieu of paying Landlord a fixed review fee, Tenant shall pay the actual costs of Landlord’s outside counsel for review of any requested Transfer. Notwithstanding the above, if Landlord would be entitled to terminate this Lease with respect to all or any portion of the Premises in connection with a proposed Transfer, Tenant, prior to entering into a sublease or assignment, shall have the right to advise Landlord (the “Prior Notice”) of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice within 30 days after receipt of the Prior Notice, shall have the right to terminate this Lease, effective as of the effective date set forth in the Prior Notice, with respect to the Premises, if Tenant intends to assign its interest under the Lease, or with respect to the space that Tenant intends to sublet if Tenant intends to sublease all or a portion of the Premises. If Landlord fails to exercise its right to terminate within 30 days after the Prior Notice, then, for the next 6 months thereafter, the period of time in which Landlord may elect to terminate in connection with a proposed assignment or subletting of the space described in the Prior Notice shall be shortened from 30 days to 15 days. The period of time for Landlord to grant or withhold consent, however, shall not be deemed shortened.

11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, Landlord’s review fees, and construction costs. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of all or substantially all of Tenant’s assets or outstanding shares, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 10 Business Days before such Transfer; and (c) if such Transfer will result from a merger or consolidation of Tenant with another unrelated entity, then the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is greater than that of Tenant as of the date of this Lease, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer. If the financial strength of the entity with which Tenant is to merge or consolidate cannot be measured by Moody’s KMV RiskCalc, such entity shall meet the Credit Requirement if its net worth is equal to or greater than Tenant’s net worth as of as of either the (i) the date of the Transfer, or (ii) the date of this Lease, whichever is greater.

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees, pursuant to this Section 12.

13. Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord or the Landlord Related Parties (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

14. Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) property/business interruption insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All commercial general liability insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain. Landlord shall maintain the following insurance (“Landlord’s Insurance”), the premiums of which will be included in Expenses: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building at replacement cost value; (3) Worker’s Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence.

15. Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16. Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, as quickly as reasonably possible, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete (as defined below) the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs (provided Landlord’s Insurance was in full force and effect as required by Section 14). In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of the Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant’s receipt of the Completion Estimate.

For purposes hereof, “Substantially Complete” shall mean the date that the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises and render the Premises usable by Tenant for its business has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s occupancy and use of the Premises.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. In no event shall Landlord be required to spend more for the restoration than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

16.03 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Tenant’s ability to profitably operate its business for the Permitted Use in the Premises. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18. Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; or (e) the leasehold estate is taken by process or operation of Law. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)	The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)	The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)	Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)	Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)	Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 19.03 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 26.02 BELOW. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 19.03, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED

JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 19.03. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFERREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 19.03 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

19.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05 If Tenant is in Default of any of its non-monetary obligations under the Lease and does not use diligently efforts to cure of such non-monetary default, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

19.06 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD

RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21. Relocation.

At Landlord’s sole cost and expense, at any time before or during the Term, if Landlord reasonably determines it is necessary for the health and safety of Tenant or of other tenants in the Building, Landlord may relocate Tenant from the Premises to space of reasonably comparable size, utility and views (“Relocation Space”) within the Building or adjacent buildings within the same project upon 60 days’ prior written notice to Tenant. The Relocation Space must contain similar finishes as the Premises, and approximately the same Rentable Square Footage as the Premises and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address. Landlord shall also reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the Relocation Space in the manner and to the extent such cabling existed in the Premises prior to the relocation.

22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. As of the date of this Lease, there is no mortgage upon the Premises, the Building and/or the Property.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant (in either case other than through the ownership of publicly traded, direct or indirect ownership interests) are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:
Name:
Title:

TENANT:

MAGMA DESIGN AUTOMATION, INC., a Delaware corporation

By:

Name:

Title:

Tenant’s Tax ID Number (SSN or FEIN):

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

1. Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new written estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant’s Pro Rata Share of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall promptly refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes together with any backup documentation provided generally to other tenants in the Building, any underpayment for the prior calendar year.

2. Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits “Labor Costs”), but shall not include Labor Costs paid to executive personnel or officers or partners of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Building which, if provided directly by a general manager /property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses; (b) management fees, provided that in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), plus 1% of such fees, for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services provided to the Building or all tenants in the Building; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may,

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at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); amortization (except as set forth above); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required to be carried by Landlord under this Lease) or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documentation, and construction, improvement and decorating costs in preparing space for initial occupancy by a specific tenant; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building, including brokerage commissions, attorneys’ and accountants’ fees, closing costs, and title insurance premiums; fines, interest and penalties incurred due to the late payment of Taxes or Expenses or any other sums required to be paid by Landlord; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. The following items are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section IV.C.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)	Advertising and promotional expenditures.

(d)	Landlord’s charitable and political contributions.

(e)	Ground lease rental.

(f)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(g)	The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(i)	Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(j)	Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property.

(k)	Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

(l)	Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

(m)	Reserves for capital replacements or repairs.

(n)	Any cost or expense related to removal, cleaning, abatement or remediation of hazardous materials in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property.

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2.03 If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, transfer, capital stock, gift, estate or inheritance tax, or reserves for future Taxes. Notwithstanding anything else herein to the contrary, if any assessment (other than real property taxes) included in Taxes can be paid by Landlord in installments, such assessment shall be paid (or, at Landlord’s option, shall be included in Taxes on an amortized basis as if it were paid) in the maximum number of installments permitted by Law. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within 30 days after Tenant’s receipt of a statement from Landlord.

4. Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

I.	Alterations and Allowance.

A.	Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Landlord hereby approves McLarney Construction as Tenant’s general contractor and RMW Architecture and Interiors as Tenant’s architect (“RMW”).

B.

Landlord and Tenant hereby approve that certain space plan depicting the Initial Alterations prepared by RMW (the “Preliminary Plan”), a copy of which Preliminary Plan is attached hereto as Exhibit C-1. Following the execution of this Lease, Tenant shall submit the following to Landlord: (i) working drawings and specifications prepared by RMW based on the approved Preliminary Plan (the “Working Drawings and Specifications”); (ii) any change proposed by Tenant to the approved Working Drawings and Specifications (“Change”). Within 5 Business Days following Tenant’s initial submission of the Working Drawings and Specifications, and within 2 Business Days for any other submission to Landlord, Landlord shall approve or disapprove the Working Drawings and Specifications and/or the Change, which approval shall not be unreasonably withheld or conditioned. If Landlord disapproves the Working Drawings and Specifications or Change, Landlord shall specify in reasonable detail the reasons for disapproval and Tenant shall cause RMW to modify the Working Drawings and Specifications or Change to incorporate Landlord’s suggested revisions in a mutually satisfactory manner. Tenant agrees and acknowledges that Landlord will not check the Preliminary Plan, Working Drawings and Specifications and/or any Change for building code compliance (or other federal, state or local Law), and that Tenant shall be solely responsible for such matters. Provided Tenant is not in default, Landlord agrees to contribute the sum of $355,830.00 (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, permit fees and for hard costs in connection with the Initial Alterations. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering the labor and materials expended and used in the Initial Alterations; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations in

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CAD format; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

C.	In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2007, any unused amount (“Unused Allowance”) shall accrue to the sole benefit of Landlord, it being agreed that, subject to the following, Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto; provided, however, upon completion of the Landlord Work and payment of all costs related thereto, Landlord shall apply the Unused Allowance against the second and subsequent installments of Base Rent and Additional Rent due under this Lease. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 3% of the total cost of the Initial Alterations; provided, however, if Tenant’s general contractor is McLarney Construction or Skyline Construction, Landlord shall be entitled to deduct from the Allowance a construction management fee equal to the lower of 3% of the total cost of the Initial Alterations or $10,000.00.

D.	Except as set forth in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

E.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C-1

PRELIMINARY PLAN

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

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EXHIBIT D

COMMENCEMENT LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

(EXAMPLE)

Date

Tenant
Address

Re:

Commencement Letter with respect to that certain Lease dated as of the      day of             , 20    , by and between                                                  , as Landlord, and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation, as Tenant, for 23,722 rentable square feet on the 5th floor of the Building located at 1650 Technology Drive, San Jose, California.

Lease Id:

Business Unit Number:

Dear                                                  :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

cc:	EOP Lease Administration
EOP	Leasing AA
EOP	Legal

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. Landlord shall initially deliver to Tenant a reasonable number of keys requested by Tenant to the locks on the entry doors in the Premises, all at Landlord’s cost; provided, however that Landlord shall have no obligation to deliver to Tenant, at Landlord’s cost, more than 5 keys per 1,000 rentable square feet of the Premises. If Tenant shall request additional keys after the initial set of keys are delivered to Tenant, Landlord shall deliver such keys to Tenant at Tenant’s sole cost and expense. Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time provided Tenant receives a written copy of such revisions prior to the enforcement thereof.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld, conditioned or delayed. If approved by Landlord, the activity shall be performed in the manner required by Landlord and at Landlord’s option, supervised by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld, conditioned or delayed. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

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9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal of such materials brought into the Premises by Tenant.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s written systems and procedures provided Tenant receives a written copy of such systems and procedures prior to the enforcement thereof.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

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21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

1.	RENEWAL OPTION.

A.

Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the “Renewal Term”), if:

1.	Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

2.	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.	No part of the Premises is sublet (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.

1.	The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises, but in no event shall the Base Rent during the Renewal Term be less than the Base Rent during the last year of the initial Term. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

2.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

C.

Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term as well as any other provisions relevant to the renewal (e.g., improvement allowances, rent concessions, etc.) (collectively, the “Renewal Terms”). Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Renewal Terms for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions

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hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

D.	Arbitration Procedure.

1.	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in San Jose, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

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E.	Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.	Definition of Prevailing Market. For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Jose, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

G.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

2.	RIGHT OF FIRST OFFER.

A.	Grant of Option; Conditions. Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to the remainder of the Building consisting of 157,418 rentable square feet (the “Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

2.	Tenant is not leasing and occupying 50% or more of the Building; or

3.	the Premises, or any portion thereof, is sublet (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

4.	the Lease has been assigned (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

5.	Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

6.	the Offering Space is not intended for the exclusive use of Tenant during the Term; or

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B.	Terms for Offering Space.

1.	The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

2.	Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.	The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.	Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the 5 Business Day period provided in Section A above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above. In addition, if Landlord provides Tenant with an Advice for any portion of the Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offering Space (such other portion of the Offering Space subject to such expansion rights is referred to herein as the “Encumbered Offering Space”) and Tenant does not exercise its Right of First Offer to lease the Offering Space described in the Advice, Tenant’s Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the Advice.

D.	Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.	Definition of Prevailing Market. For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Jose, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

F.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

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3.	EXTERIOR SIGNAGE.

A.	Tenant shall have the right to install: (1) a building-top sign on the West side of the Building, provided (i) Tenant is not in Default, (ii) Tenant occupies (through direct lease or sublease) at least 4 full floors of the Building, and (iii) obtains all necessary building permits and zoning and regulatory approvals; and (2) a sign on the East side of the Building, provided (i) Tenant is not in Default, (ii) Tenant occupies at least 5 full floors of the Building, and (iii) obtains all necessary building permits and zoning and regulatory approvals (collectively, the “Sign”). Tenant shall pay, as Additional Rent, $3,000.00 per month, due and payable in the same manner and at the same time as for Base Rent, in consideration for placement of a Sign on the East side of the Building. The exact dimensions and location of the proposed Sign shall be determined in Landlord’s sole judgment; provided, however, that the Sign may be as large (but no larger than) the existing Quantum sign, subject to regulatory approvals. Within a reasonable time after its execution of this Lease, Tenant shall submit detailed drawings of its proposed Sign to Landlord for its review and approval which approval shall not be unreasonably withheld, conditioned or delayed. Such drawings shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, type and manner of illumination, if any, and method of installation of the proposed Sign. Landlord and Tenant and their respective architects shall work together in good faith to agree upon a final design for the Sign.

B.	Tenant shall be solely responsible for all costs in connection with the Sign, including, without limitation, all costs of obtaining permits and zoning and regulatory approvals and all costs of design, construction, installation, supervision and wiring. Prior to commencing any work in connection with the installation of the Sign, Tenant shall furnish to Landlord for its approval copies of all plans and specifications for the installation and wiring of the Sign; names and addresses of contractors; copies of contracts; necessary permits and evidence of contractor’s and subcontractor’s insurance in an amount reasonably satisfactory to Landlord. Tenant shall be solely responsible for any damage to the Sign and any damage that the Sign or its installation may cause to the Building, the Property, or any other property of Landlord or any third party, and Tenant will indemnify Landlord against any cost or liability of any kind relating to the Sign.

C.	Tenant shall be responsible for maintaining the Sign in a first class manner and for all costs of repairing the Sign, including, without limitation, all cost of repairing or replacing any damaged portions of the Sign and the cost of replacing any lightbulbs, florescent or neon tubes or other illumination device. All such work shall be performed with reasonable prior notice to Landlord by contractors that meet the criteria set forth in paragraph A above with respect to the installation of the Sign, including, without limitation, the prior approval of Landlord. Notwithstanding the foregoing, Landlord shall have the right to maintain the Sign with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent.

D.	Tenant, upon the expiration date or sooner termination of this Lease, shall remove the Sign and restore any damage to the Building and Property at Tenant’s expense. Such removal and restoration work shall be performed by contractors that meet the criteria set forth in paragraph A. above with respect to the installation of the Sign, including, without limitation, the prior approval of Landlord. In addition, Landlord shall have the right to remove the Sign at Tenant’s sole cost and expense, and Tenant shall have no further signage rights thereafter if, at any time during the Lease Term, Tenant (1) assigns this Lease, (2) fails to occupy the minimum portion of the Building as set forth in paragraph A above, (3) ceases to occupy the Premises, or (4) defaults under any term or condition of the Lease. Notwithstanding the foregoing, Landlord shall have the right to perform any removal or restoration work with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent.

4.	LETTER OF CREDIT.

4.01.	General Provisions. In lieu of the Security Deposit, Tenant may deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) substantially in the form of Exhibit F-1 hereto and containing the terms required herein, in the face amount of $200,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit

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to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord. Any Renewal or Replacement LC shall comply with all of the provisions of this Section 4, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

4.02.	Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 4 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 4 (the “LC Proceeds Account”).

4.03.	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

4.04.	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 4, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.05.

Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and

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(c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy Defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 4 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

5.	Landlord Default. Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of 60 days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said 60 day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said 60 day period, or having commenced the curative action within said 60 day period, fails to diligently pursue same) and (ii) each Mortgagee (as defined in Section 23) of whose identity Tenant has been notified in writing shall have failed to cure such default within 30 days (or such longer period of time as may be specified in any written agreement between Tenant and Mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its Mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.

6.	Lease Contingency. Notwithstanding anything else herein to the contrary, this Lease is contingent upon (i) Siemens Real Estate, Inc., a Delaware corporation (“Siemens”) and Siemens Communications, Inc., a Delaware corporation (“SCI”) mutually executing and delivering the Sublease, as defined below; (ii) Tenant and SCI mutually executing and delivering the Sub-sublease (defined below); and (iiI) Siemens, SCI and Landlord mutually executing and delivering a Landlord Consent to Sublease (the “Sublease Consent”), and (ii) Tenant, Siemens, SCI and Landlord executing and delivering a Landlord Consent to Sub-sublease (the “Sub-sublease Consent”), on or before the Contingency Date (defined below). If for any reason (w) Siemens and SCI fail to mutually execute and deliver the Sublease, and (x) Tenant and SSCI fail to mutually execute and deliver the Sub-sublease, and (y) Siemens, SCI and Landlord fail to mutually execute and deliver the Sublease Consent, and (z) Tenant, Siemens, SCI and Landlord fail to mutually execute and deliver the Sub-sublease Consent on or before the Contingency Date, then, notwithstanding anything else herein to the contrary, Tenant may terminate this Lease by providing written notice thereof to Landlord within 10 Business Days after the Contingency Date, in which event the Lease shall be null and void and of no force or effect; provided, however, that Sections 1.12, 24, 26.01, 26.02 and 26.05 of the Lease (together with any other provisions hereof to the extent necessary to establish definitions of defined terms used in such Sections) shall remain in full force and effect. Promptly after receipt of Tenant’s notice of termination, Landlord shall return to Tenant the first monthly installment of Tenant’s Monthly Expense and Tax Payment, the Security Deposit and the installment of Base Rent for the second full calendar month of the Term, all of which are to be delivered by Tenant to Landlord with the executed Lease in accordance with Section 1.04 of the Lease. As used herein, “Sublease” means that certain sublease agreement between Siemens and SCI pursuant to which, among other things, Siemens subleases to SCI floors 1 – 4 of the Building. As used herein, “Sub-sublease” means that certain sub-sublease agreement between Tenant and SCI pursuant to which, among other things, SCI subleases to Tenant floors 1 – 4 of the Building. As used herein, “Contingency Date” means December 31, 2006.

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EXHIBIT F-1

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

[Name of Financial Institution]

Irrevocable Standby Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

CA-SKYPORT I LIMITED PARTNERSHIP

c/o Equity Office

1740 Technology Drive, Suite 150

San Jose, California 95110

Attention: Skyport Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Two Hundred Thousand U.S. Dollars ($200,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

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All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                   to the attention of                                                  .

Very truly yours,

[name]

[title}

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EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA-SKYPORT I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Tenant”) for space in the Building located at 1650 Technology Drive, San Jose, California, commonly known as Tower II.

1.	During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 76 non-reserved parking spaces in the parking facility servicing the Building (“Parking Facility”). During the initial Term, there shall be no charge for such parking spaces. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the following terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time. Such charges, if any, shall be payable in advance to Landlord or such other entity as designated by Landlord, and shall be sent concurrent with Tenant’s payment of monthly Base Rent to the address Landlord designates from time to time. Except as otherwise set forth herein below, no deductions from such charges, if any, shall be made for days on which the Parking Facility is not used by Tenant.

2.	Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable written rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility. Tenant shall comply with and cause its employees to comply with all the Rules as well as all reasonable additions and amendments thereto.

3.	Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Subject to Tenant’s rights to the reserved spaces set forth above, if any, Landlord reserves the right to assign other specific parking spaces, and to reserve other parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control; and in such events, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

4.	Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

5.

LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES. WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION. IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO REQUIRE THAT TENANT’S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY. TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES. Notwithstanding the foregoing, but except as provided in Section 15 of the Lease (Subrogation) and Section 20 of

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the Lease (Limitation of Liability) to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

6.	Tenant shall not assign its rights under this Parking Agreement or sublease any of the parking spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any parking spaces that Tenant desires to sublet or assign its rights thereto.

7.	Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility (“Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

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